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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549
                                       FORM 8-K


                                    CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event)  February 11, 1999

                            FIRST COLONIAL VENTURES, LTD.
                (Exact name of registrant as specified in its charter)

            UTAH                BDC 814-178          87-0421903
(State or other jurisdiction    (Commission        (IRS Employer
    of incorporation)           File Number)      Identification
                                                       Number)

            6033 West Century Boulevard, Suite 280, Los Angeles, CA 90045
                (Address of principal executive offices)    (Zip Code)

          Registrant's telephone number, including area code (310) 642-0200

            6151 West Century Boulevard, Suite 1018, Los Angeles, CA 90045 (Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

(a) Regulation S-K Item 304(a)(1):

     (i) On February 11, 1999, J. Paul Kenote resigned as registrant's certifying accountant.

     (ii) There are no accountant's reports on the financial statements for Registrant's most recent years which ended December 31, 1997 and December 31, 1998. The accountant's reports on the financial statements for the preceding two years which ended December 31, 1996 and December 31, 1995, did not contain adverse opinion, disclaimer of opinion, or qualification as to audit scope or accounting principles, however, these reports were qualified with references to uncertainties about the Registrant's ability to continue as a going concern, and references to uncertainties for a ready market and for determination of estimated values for the Registrant's investments.

     (iii) The decision to change accountants was approved by Registrant's board of directors on March 11, 1999.

     (iv) During the Registrant's fiscal years ended December 31, 1995 and December 31, 1996, and through February 1999, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

     (v) None of the events described in paragraphs (a)(1)(v)(A) through (D) of this Section occurred.

(b) Regulation S-K Item 304(a)(2) On February 11, 1999, Timothy L. Steers, Certified Public Accountant, LLC, 4380 S.W. Macadam, Suite 520, Portland OR, 97201 was appointed Registrant's certifying accountant.


                                       FIRST COLONIAL VENTURES, LTD.
                                       ----------------------------------
                                               (REGISTRANT)


                                       BY: /s/ Murray W. Goldenberg
                                          -------------------------------
                                           Murray W. Goldenberg
                                           Chairman